Exhibit 10.4(ii)

TELEGENT SYSTEMS, INC.

STOCK OPTION GRANT NOTICE

2010 EQUITY INCENTIVE PLAN

Telegent Systems, Inc. (the “Company”), pursuant to its 2010 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of the Company’s Common Shares (the “Shares”) set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Common Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option[1]	☐ Nonstatutory Stock Option

Exercise Schedule:	☐ Same as Vesting Schedule

Vesting Schedule:	[25% of the shares shall vest on the first anniversary of the Vesting Commencement Date; the balance of the shares shall vest in a series of thirty-six (36) successive equal monthly installments thereafter so that the option shall be fully vested on the fourth anniversary of the Vesting Commencement Date, subject to the Optionholder’s Continuous Service through such time.]

Payment:	By one or a combination of the following items (described in the Option Agreement):

• By cash or check

• Pursuant to a Regulation T Program if the Company’s Common Shares are publicly traded

• By delivery of already-owned shares if the Company’s Common Shares are publicly traded

• By “net exercise” as permitted in the Option Agreement

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of Common Shares in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

TELEGENT SYSTEMS, INC.		OPTIONHOLDER:

By:
	Signature	Signature

Title:		Date:

Date:

[1]

If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

TELEGENT SYSTEMS, INC.

2010 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Telegent Systems, Inc. (the “Company”) has granted you an option under its 2010 Equity Incentive Plan (the “Plan”) to purchase the number of the Company’s Common Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of Common Shares subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, subject to the following:

(a) Provided that at the time of exercise the Common Shares are publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Shares are publicly traded and quoted regularly in The Wall Street Journal, and subject to the consent of the Company at the time of exercise, by delivery to the Company (either by actual delivery or attestation) of already-owned Common Shares that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of

1.

exercise. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Shares to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) Provided that at the time of exercise the Common Shares are publicly traded and quoted regularly in The Wall Street Journal, and subject to the consent of the Company at the time of exercise and provided that the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Common Shares issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that Common Shares will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

5. WHOLE SHARES. You may exercise your option only for whole shares of Common Shares.

6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the Common Shares issuable upon such exercise are then registered under the Securities Act or, if such Common Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) ninety (90) days after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such ninety (90)-day period you may not exercise your option solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of ninety (90) days after the termination of your Continuous Service;

(c) six (6) months after the termination of your Continuous Service due to your Disability;

(d) twelve (12) months after your death if you die either during your Continuous Service or within ninety (90) days after your Continuous Service terminates for any reason other than Cause;

2.

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

8. EXERCISE.

(a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the Common Shares are subject at the time of exercise, or (3) the disposition of Common Shares acquired upon such exercise.

(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Common Shares issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such Common Shares are transferred upon exercise of your option.

9. TRANSFERABILITY.

(i) Restrictions on Transfer. Your option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you; provided, however, that the Board may, in its sole discretion, permit transfer of your options in a manner that is not prohibited by applicable tax and securities laws upon your request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, your option may be transferred pursuant to a domestic relations order; provided, however, that if your option is an Incentive Stock Option, your option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.

3.

(iii) Beneficiary Designation. Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect option exercises, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option. In the absence of such a designation, the executor or administrator of your estate shall be entitled to exercise your option.

10. CORPORATE TRANSACTION. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, if the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not agree to assume or continue the Option or to substitute a similar stock award for the Option (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), this Option shall terminate if not exercised prior to the effective time of the Corporate Transaction.

11. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested Common Shares otherwise issuable to you upon the exercise of your option a number of whole Common Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of Common Shares acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, Common Shares shall be withheld solely from fully vested Common Shares determined as of the date of exercise of your

4.

option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such Common Shares or release such Common Shares from any escrow provided for herein unless such obligations are satisfied.

13. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

14. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

5.

NOTICE OF EXERCISE

TELEGENT SYSTEMS, INC.

470 POTRERO AVENUE

SUNNYVALE, CA 94085

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of Common Shares for the price set forth below.

Type of option (check one):		Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash or check delivered herewith:	$

Regulation T Program (cashless exercise)	$

Value of Common Shares of Telegent Systems, Inc. delivered herewith[1]:	$

Value of Common shares of Telegent Systems, Inc. pursuant to net exercise[2]:	$

[1]

The Common Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

[2]

Telegent Systems, Inc. must have established net exercise procedures at the time of exercise in order to utilize this payment method and must expressly consent to your use of net exercise at the time of exercise.

1.

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2010 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Common Shares issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Common Shares are issued upon exercise of this option.

Very truly yours,

2.